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                                                                    Exhibit 23.5

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

We hereby consent to (i) the inclusion of our opinion letter, dated as of June 22, 1998, to the Board of Directors of Rendition, Inc. (the "Company") as Appendix C to the Proxy Statement/Prospectus of the Company contained in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission in the form reviewed by us (the "Proxy") relating to the merger of the Company with and into Micron Technology, Inc. and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "Summary--The Merger--Opinion of Rendition Financial Advisor" and "Reasons for the Merger--Opinion of Rendition Financial Advisor" of the Proxy. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By: /s/ Steven D. Brooks
    ------------------------
    Steven D. Brooks
    Managing Director


San Francisco, California
July 28, 1998